Exhibit 99.1

Viela Bio Enters Strategic Collaboration with Mitsubishi Tanabe Pharma to Develop and

Commercialize Inebilizumab for Autoimmune Diseases in Japan and Other Asia Regions

Viela Bio is eligible to receive an upfront licensing fee of $30 million as well as development and commercialization milestones and payments based, in part, on sales revenue

Gaithersburg, MD—October 9, 2019—Viela Bio, Inc. (“Viela”) and Mitsubishi Tanabe Pharma Corporation (“MTPC”) today announced a collaboration focused on the development and commercialization of inebilizumab – Viela’s humanized anti-CD19 monoclonal antibody – in nine Asia regions for neuromyelitis optica spectrum disorder (NMOSD), as well as other potential future indications.

“This partnership adds to our ability to commercialize inebilizumab globally, subject to regulatory approval,” commented Bing Yao, Ph.D., Viela’s Executive Chairman and Chief Executive Officer. “As a well-established pharmaceutical company in Japan, Mitsubishi Tanabe has strong product development and commercialization capabilities in Asia, and we believe, is an ideal partner for expanding inebilizumab’s potential reach to thousands of additional patients in need of viable treatments, with NMOSD as an initial indication.”

Under terms of the collaboration, Viela will receive an up-front licensing fee of $30 million as well as additional payments contingent on certain development and commercial milestones, plus payments based, in part, on sales revenue. MTPC will be responsible for leading development and commercialization of inebilizumab in Japan, Thailand, South Korea, Indonesia, Vietnam, Malaysia, Philippines, Singapore, and Taiwan.

“Our organization is delighted to partner with Viela to develop and commercialize their promising product candidate inebilizumab for autoimmune and inflammatory diseases,” said Masayuki Mitsuka, MTPC President & Representative Director. “Inebilizumab is an exciting product candidate that, based on the results from the N-MOmentum pivotal study, is well-positioned to provide meaningful benefit for patients with NMOSD, and potentially additional diseases, subject to regulatory approval. We are excited to work with Viela to advance inebilizumab in Japan and other Asia regions, and look forward to a productive partnership between our companies.”

The U.S. Food and Drug Administration (FDA) recently accepted for review Viela’s Biologics License Application (BLA) for inebilizumab for the treatment of NMOSD.

About Inebilizumab

Inebilizumab is a humanized monoclonal antibody that binds with high affinity to CD19, a protein expressed on a broad range of B cells, including antibody-secreting plasmablasts and plasma cells. After binding to CD19, these cells are rapidly depleted from circulation. Inebilizumab is an investigational new drug for which there is no marketing authorization.

About Viela Bio

Viela Bio, headquartered in Gaithersburg, Maryland, is a clinical-stage biotechnology company pioneering treatments for autoimmune and severe inflammatory diseases. For more information, please visit www.vielabio.com

About Mitsubishi Tanabe Pharma

Mitsubishi Tanabe Pharma, which was founded in 1678, has its headquarters in Doshomachi, Osaka, which is the birthplace of Japan’s pharmaceutical industry. With business centered on ethical pharmaceuticals, Mitsubishi Tanabe Pharma is a well-established company and has the longest history of any listed pharmaceutical company in Japan. In accordance with the corporate philosophy of “contributing to the healthier lives of people around the world through the creation of pharmaceuticals,” the Company formulated the key concept of Open Up the Future under the Medium-Term Management Plan 16-20. Through the discovery of drugs that address unmet medical needs, centered on its priority disease areas—immuno-inflammation, diabetes and kidney, central nervous system, and vaccines—Mitsubishi Tanabe Pharma will strive to contribute to the health of patients around the world. For more information, go to

https://www.mt-pharma.co.jp/e/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, contained in this press release, including statements regarding our strategy, future operations, prospects, plans, objectives of management, the timing and progress of clinical development and potential commercialization of our product candidates, if approved, and the expected timing and the potential for payments under the agreement with MTPC are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” or the negative of these terms or other comparable terminology, which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various factors may cause differences between our expectations and actual results as discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in our final prospectus dated October 2, 2019. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For Viela Bio:

Investors:

Solebury Trout

Chad Rubin

646-378-2947

crubin@soleburytrout.com

Media:

Solebury Trout

Amy Bonanno

914-450-0349

abonanno@soleburytrout.com

For Mitsubishi Tanabe Pharma:

Media contacts: TEL: +81 6 6205 5119

Investor contacts: TEL: +81 6 6205 5110

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